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                                  Exhibit 99.1
                 Press Release of Concorde Career Colleges, Inc.
        Issued on August 4, 2003, Reporting Results of Operations for the
                   Quarter and Six Months Ended June 30, 2003


FOR IMMEDIATE RELEASE


Contact:   Jack L. Brozman, President & Chief Executive Officer
           Paul Gardner, Chief Financial Officer
           Concorde Career Colleges, Inc.
           5800 Foxridge Drive, Suite 500
           Mission, Kansas 66202
           (913) 831-9977

CONCORDE REPORTS SECOND QUARTER REVENUE INCREASE OF 20% AND EARNINGS INCREASE OF 49%, DILUTED EPS INCREASE OF 41%.

Mission, Kansas, August 4/th/, 2003 Concorde Career Colleges, Inc., NASDAQ: CCDC a provider of career training in allied health programs today announced results for the quarter ended June 30, 2003. Revenue for the quarter increased 19.9% to $17.9 million. Revenue growth was driven by increased average student population that produced net income of $1,485,000, an increase of 49.1% and diluted earnings per share of $0.24, an increase of 41.2%.

Jack Brozman, President & CEO said, "We are pleased with the second quarter results, that continued our focus on two critical areas of our business; enrollment growth and student retention. We were able to leverage most expense categories and continue to look for new growth initiatives, including expansion of our clinical programs at existing campuses, particularly the nursing program."

A few highlights from the second quarter:

..   We relocated the Arlington, Texas Campus to a new location in June.
..   Operating margin was 13.3% compared to 10.1% in 2002.
..   Cash and temporary investments ended the quarter at $15,352,000 or $2.43 per diluted share.
..   Shareholder's equity ended the quarter at $16,556,000.

OPERATING RESULTS

Concorde's results for the Quarter ended June 30, 2003 included the following:

..   Revenue growth of 19.9% to $17,891,000 compared to $14,925,000 for the same period in 2002. Same campus, (campuses owned and operated greater than one year) revenue growth was 16.9%.
..   Student enrollment growth of 12.9% to 2,183 compared to 1,934 in 2002. Same campus growth was 10.2% or 2,131 students for the quarter compared to 1,934 in 2002.
..   Average student population increased 15.0% to 5,579 from 4,850. Same campus average population increased 12.3%.
..   Ending student population increased 18.2% to 5,579 from 4,718. Same campus ending student population increased 15.5%.
..   Net income increased $489,000 or 49.1% to $1,485,000 compared to $996,000 in
    2002.
..   Depreciation and amortization was $362,000.
..   Capital expenditures were $613,000.

Concorde's results for the Six months ended June 30, 2003 included the following:

..   Revenue growth of 20.4% to $35,250,000 compared to $29,278,000 for the same period in 2002. Same campus revenue growth was 17.6%.
..   Student enrollment growth of 10.4% to 4,666 compared to 4,225 in 2002. Same campus growth was 8.0% or 4,564 students for the quarter compared to 4,225 in 2002.
..   Average student population increased 15.0% to 5,595 from 4,864. Same campus, average population increased 12.6%.
..   Net income increased $1,186,000 or 64.7% to $3,020,000 compared to
    $1,834,000 in 2002.

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..   Depreciation and amortization was $708,000.
..   Capital expenditures were $1,463,000.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the "safe-harbor" provisions of that act. Forward-looking statements regarding economic conditions, efforts of employees, year to year improvements, effects of corporate initiatives, future profitability, projections, future revenue opportunities, and their impact on 2003 are forward looking statements and not historical facts. These statements are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand, acceptance of services offered by the Company, the Company's ability to maintain current expense and revenue levels, actions by competitors, impairment of federal funding, legislative action, student default rates, changes in federal or state authorization or accreditation changes, changes in market needs and technology, political or regulatory matters, litigation, general economic conditions, changes in management strategy and the Company's ability to leverage its curriculum and management infrastructure to build its student base. Actual results or events could differ materially from those discussed in the forward-looking statements. See the Company's reports on Forms 14C, 10-K and 10-Q filed with the Securities and Exchange Commission for further information. The Company disclaims any obligation to publicly update, revise or correct any forward looking statements, whether as a result of new information, future events or otherwise. To find out more about Concorde Career Colleges, Inc. (NASDAQ: CCDC), visit our website at www.concordecareercolleges.com.

                         CONCORDE CAREER COLLEGES, INC.

Condensed Statement of Operations

Quarters Ended June 30/th/                         2003                 2002
                                                   ----                 ----
  Revenue                                      $17,891,000         $14,925,000

Instruction costs and services                   5,339,000           4,510,000
Selling and promotional                          2,334,000           2,155,000
General and administrative                       7,281,000           5,895,000
Provision for uncollectible accounts               566,000             860,000
                                               -----------         -----------
Total operating expense                         15,520,000          13,420,000
                                               -----------         -----------
Operating income                                 2,371,000           1,505,000
Non-operating income and interest, net              48,000               6,000
Provision for income taxes                         934,000             515,000
                                               -----------         -----------
Net income                                     $ 1,485,000         $   996,000
                                               ===========         ===========

Basic income per share (Note 1)                       0.25         $      0.24
Basic weighted average shares                    5,860,000           3,992,000

Diluted income per share (Note 2)              $      0.24         $      0.17
Diluted weighted average shares                  6,317,000           6,147,000

Six Months Ended June 30/th/                       2003                 2002
                                                   ----                 ----
Revenue                                        $35,250,000         $29,278,000

Instruction costs and services                  10,597,000           9,189,000
Selling and promotional                          4,456,000           4,088,000
General and administrative                      14,265,000          11,425,000
Provision for uncollectible accounts             1,081,000           1,662,000
                                               -----------         -----------
Total operating expense                         30,399,000          26,364,000
                                               -----------         -----------
Operating income                                 4,851,000           2,914,000
Non-operating income and interest, net              68,000              17,000
Provision  for income taxes                      1,899,000           1,097,000
                                               -----------         -----------
Net income                                     $ 3,020,000         $ 1,834,000
                                               ===========         ===========

Basic income per share (Note 3)                $      0.52         $      0.43
Basic weighted average shares                    5,853,000           3,989,000

Diluted income per share (Note 4)              $      0.48         $      0.31
Diluted weighted average shares                  6,279,000           6,130,000

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Note 1 - Basic income per share is shown after a reduction of preferred stock dividends accretion of $54,000 for the quarter ended June 30, 2002.

Note 2 - Diluted income per share is shown after addition of interest on convertible debt, net of tax of $27,000 for the quarter ended June 30, 2002.

Note 3 - Basic income per share is shown after a reduction of preferred stock dividends accretion of $106,000 for the six months ended June 30, 2003.

Note 4 - Diluted income per share is shown after addition of interest on convertible debt, net of tax of $54,000 for the six months ended June 30, 2003.

                         CONCORDE CAREER COLLEGES, INC.

Condensed Balance Sheet Information

                                                 June 30, 2003       December 31, 2002     June 30, 2002
                                                 -------------       -----------------     -------------
Cash and short term investments                    $15,352,000          $12,298,000          $11,075,000
Accounts receivable, net                            23,179,000           19,608,000           19,203,000
Other current assets                                 3,466,000            3,184,000            2,898,000
                                                   -----------          -----------          -----------
Total current assets                                41,997,000           35,090,000           33,176,000

Fixed assets, net                                    4,347,000            3,541,000            2,869,000
Other long term assets                               1,714,000            1,420,000              613,000
                                                   -----------          -----------          -----------
Total assets                                        48,058,000           40,051,000           36,658,000
                                                   ===========          ===========          ===========

Deferred revenue                                    24,806,000           20,996,000           19,795,000
Subordinated debt, short-term                                             3,500,000            3,500,000
Other current liabilities                            6,539,000            5,408,000            5,404,000
                                                   -----------          -----------          -----------
Total current liabilities                           31,345,000           29,904,000           28,699,000

Other long term liabilities                            157,000              157,000

Stockholders' Equity                                16,556,000            9,990,000            7,959,000
                                                   -----------          -----------          -----------
Total liabilities and Stock holders' Equity        $48,058,000          $40,051,000          $36,658,000
                                                   ===========          ===========          ===========

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